Registration No. 33-59328



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                 POST-EFFECTIVE AMENDMENT NO. 2
                               TO
                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                    ________________________

                       SPRINT CORPORATION
     (Exact name of registrant as specified in its charter)

            Kansas                        48-0457967
 (State or other jurisdiction          (I.R.S. Employer
     of incorporation or              Identification No.)
        organization)

       Post Office Box 11315, Kansas City, Missouri  64112
            (Address of principal executive offices)
                    ________________________

                       SPRINT CORPORATION
                     1990 STOCK OPTION PLAN
                    (Full title of the Plan)
                    ________________________

                          DON A. JENSEN
                  Vice President and Secretary
                         P.O. Box 11315
                  Kansas City, Missouri  64112
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (913) 624-3326
                    ________________________


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     This Registration Statement as originally filed related to the offering of 5,500,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable upon exercise of options granted under the 1990 Stock Option Plan (the "Plan"). In connection with the spin-off of Sprint's cellular division in March 1996, the number of shares of Sprint Common Stock covered by the Registration Statement was increased to 6,677,000 shares to prevent dilution. Options for 2,511,526 shares of Sprint Common Stock were exercised prior to the reclassification of Sprint Common Stock into FON Stock and PCS Stock, leaving 4,165,474 shares of Sprint Common Stock. On November 23, 1998, the remaining 4,165,474 shares of Sprint Common Stock were reclassified into 4,165,474 shares of FON Stock and 2,082,737 shares of PCS Stock. Options for 1,855,595 shares of FON Stock were exercised before the record date for a two-for-one split of the FON Stock in the 1999 second quarter, leaving 2,309,879 shares of FON Stock. The two-for-one split of the FON Stock increased the remaining number of shares of FON Stock covered by the Registration Statement to 4,619,758 shares of FON Stock. All of the shares of FON Stock and PCS Stock covered by the Registration Statement have been issued upon the exercise of options granted pursuant to the Plan.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 1st day of March, 2000.

                              SPRINT CORPORATION


                              By /s/ Don A. Jensen
                                 (Don A. Jensen, Vice President)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
W. T. ESREY*            Chief Executive Officer     )
                        (Principal Executive        )
                        Officer)                    )
                                                    )
                                                    )
                        Executive Vice President    )
                        - Chief Financial Officer   )
                        (Principal Financial        )
/s/ A. B. Krause        Officer)                    )
(A. B. Krause)                                      )
                                                    )
                                                    )
                        Senior Vice President and   )  March 1, 2000
                        Controller                  )
                        (Principal Accounting       )
/s/ J. P. Meyer         Officer)                    )
(J. P. Meyer)                                       )
                                                    )
D. AUSLEY*              Director                    )
                                                    )
                                                    )
W. L. BATTS*            Director                    )
                                                    )
                                                    )
                        Director                    )
(Michel Bon)                                        )
                                                    )
                        Director                    )
(I. O. Hockaday, Jr.)                               )


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                                                    )
H. S. HOOK*             Director                    )
                                                    )
                                                    )
                        Director                    )
(R. T. LeMay)                                       )
                                                    )
                                                    )
L. K. LORIMER*          Director                    )
                                                    )
                                                    )
C. E. RICE*             Director                    )  March 1, 2000
                                                    )
                                                    )
                        Director                    )
(Louis W. Smith)                                    )
                                                    )
                                                    )
                        Director                    )
(Ron Sommer)                                        )
                                                    )
STEWART TURLEY*         Director                    )
                                                    )




/s/ A. B. Krause
* (Signed by A.B. Krause, Attorney-in-Fact,
pursuant to Power of Attorney filed with
this Registration Statement No. 33-59328)







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